Exhibit. 99.1

Restoration Hardware Announces Appointment of New Chief Financial Officer

SAN FRANCISCO, March 7 /PRNewswire-FirstCall/ — Restoration Hardware announced today, Tuesday, March 7th, the appointment of Chris Newman as its Senior Vice President and Chief Financial Officer. Mr. Newman, age 40, most recently served as Vice President and CFO Store Operations, Limited Brands where he was employed for the past seven years. In his time with Limited Brands, Mr. Newman also served in executive financial roles at Bath and Body Works and Victoria’s Secret. Prior to working at Limited Brands, Mr. Newman held progressively responsible positions at PepsiCo, Inc. in financial and strategic planning for over nine years. Mr. Newman began his career at J.P. Morgan and attended Brown University.

Commenting on Mr. Newman’s appointment, Gary Friedman, President, Chairman and CEO, said, “We are very pleased to be able to announce that Chris is joining Restoration Hardware. His deep experience with a variety of specialty retail brands in both retail store and direct channels is a perfect match for us. I believe Chris will acclimate very rapidly and be a key strategic partner on the senior management team.” Mr. Friedman continued, “I also believe Chris will bring important discipline and process to our Brand. His appointment comes at a perfect time in Restoration Hardware’s evolution.”

Mr. Newman commented, “I am thrilled to be joining the team at Restoration Hardware. I am impressed with the Brand and excited about the Company’s prospects for growth in both sales and profitability. I look forward to working with the finance team, senior management, and other business partners to achieve Restoration Hardware’s potential.”

About Restoration Hardware, Inc.:

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bath ware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of March 7, 2005, the Company operated 103 retail stores and 5 outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements that implicate benefits from the Company’s appointment of Mr. Hamer to the Board of Directors, statements relating to our personnel, and other statements containing words such as “expects” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in investor perceptions of the Company, changes in economic or business conditions in general, customer reactions to the Company’s current programs and strategies, changes in the competitive environment in which the Company operates, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended April 30, 2005 in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Revenue,” “Expenses,” “Other Matters,” “Liquidity and Capital Resources” and “Factors that May Affect our Future Operating Results,” and in Part I, Item 4 thereof (“Controls and Procedures”). The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.